                                  EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated October 23, 1998, accompanying the consolidated financial statements included in the Annual Report of SI Technologies, Inc. and subsidiaries on Form 10-KSB for the year ended July
31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of SI Technologies, Inc. in Form S-8 (File No. 2-92865, effective August 6, 1984) and Form S-3 (File No. 333-60421, effective September 14, 1998).

/s/ Grant Thornton LLP
-----------------------------
Grant Thornton LLP


Seattle, Washington
October 28, 1998

                                       44